EXHIBIT 10.5

                 Series A Convertible Preferred Stock Purchase
                        Agreement dated January 1, 2000










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                   INTERNATIONAL PLASTICS AND EQUIPMENT CORP.









                         SERIES A CONVERTIBLE PREFERRED
                            STOCK PURCHASE AGREEMENT

                                JANUARY ___, 2000




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         Series A Convertible Preferred Stock Purchase Agreement dated as of
January ___, 2000 by and between International Plastics and Equipment Corp., a Pennsylvania corporation (the "Company"), and Sherwood LLC, a Massachusetts limited liability company (the "Purchaser").

         WHEREAS, the Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to purchase on the terms and subject to the conditions set forth in this Agreement, 1,000,000 shares (the "Preferred Shares") of the authorized but unissued Series A Convertible Preferred Stock, no par value, of the Company (the "Preferred Stock");

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                              THE PREFERRED SHARES

         Section 1.01 AUTHORIZATION, ISSUANCE, SALE AND DELIVERY OF THE PREFERRED SHARES.

                  (a) The Company shall adopt and file with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania on or before the Closing Date (as hereinafter defined) a Restated Certificate of Incorporation, in the form attached hereto as EXHIBIT A (the "Restated Certificate").

                  (b) Subject to the terms and conditions hereinafter set forth, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, the Preferred Shares at the purchase price of $1.00 per share (the "Purchase Price").

         Section 1.02 CLOSING. The closing of the purchase and sale of the Preferred Shares shall take place at the offices of the Company at Northgate Industrial Park, New Castle, Pennsylvania 16105, at 11:00 a.m. on January ___, 2000, or at such other location, date and time as may be agreed upon between the Purchaser and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date"). At the Closing, the Company shall issue and deliver to the Purchaser, against payment in full of the Purchase Price, a stock certificate or certificates in definitive form, registered in the name of the Purchaser, representing the Preferred Shares.

         Section 1.03 Payment of Purchase Price. As payment in full for the Preferred Shares being purchased by it at Closing, and against delivery of the stock certificate or certificates therefor as aforesaid, on the Closing Date the Purchaser shall cause to be transferred to the account of the Company by wire transfer, the Purchase Price for the Preferred Shares so purchased.


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                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchaser that, except as set forth on the Disclosure Schedules attached hereto.

         Section 2.01 ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Company is duly licensed or qualified to conduct business as a foreign corporation in the jurisdictions identified on Schedule 2.01, and such jurisdictions are the only jurisdictions in which the failure of the Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted. The Company holds all governmental licenses, franchises, and permits necessary for the conduct of its business as now conducted and as proposed to be conducted; set forth on Schedule 2.01 is a list of all such licenses, franchises and permits. The Company has the corporate power and authority to execute, deliver and perform this Agreement, to issue, sell and deliver the Preferred Shares and to issue and deliver the shares of Common Stock, no par value, of the Company (the "Common Stock") issuable upon conversion of the Preferred Shares (the "Conversion Shares").

                  (b) Except as set forth on Schedule 2.01, the Company has no subsidiaries. The Company does not own of record or beneficially, directly or indirectly, (i) any shares of capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise and does not control, directly or indirectly, any other entity.

         Section 2.02  AUTHORIZATION OF AGREEMENTS, ETC.

                  (a) The execution and delivery by the Company of this Agreement, the Voting Agreement (as such term is defined below), and the Consulting Agreement (as such term is defined below), the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Preferred Shares and the issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and will not violate any provision of any law applicable to the Company, any order of any court or other agency of government applicable to the Company, the Restated Certificate or the By-laws of the Company, or any provision of any material indenture, agreement or other instrument to which the Company is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance upon any of the properties or assets of the Company.

                  (b) The Preferred Shares have been duly authorized and, when issued and delivered against payment therefore in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Preferred Stock and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company. The


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Conversion Shares have been, or will be prior to the Closing, duly reserved for issuance upon conversion of the Preferred Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company. Neither the issuance, sale or delivery of the Preferred Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person which has not been effectively waived.

         Section 2.03 VALIDITY. This Agreement has been duly executed and delivered by the Company and each of this Agreement, the Voting Agreement (when executed and delivered as hereinafter contemplated), and the Consulting Agreement (when executed and delivered as hereinafter contemplated), constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, or may be subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought.

         Section 2.04 AUTHORIZED CAPITAL STOCK. Upon the filing of the Restated Articles, the authorized capital stock of the Company will consist of 5,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock; all of which will have been designated Series A Convertible Preferred Stock. Immediately prior to the Closing, 3,000,000 shares of Common Stock will be validly issued and outstanding, and no other shares of Common Stock or Preferred Stock will have been issued. Schedule 2.04 sets forth the name of each shareholder of the Company and the number of shares of Common Stock held of record by each such shareholder. No subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire from the Company (or, to the best of the Company's knowledge, from any other person or entity) any equity securities of the Company is outstanding and there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence or indebtedness or asset. The Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

         Section 2.05  CORPORATE RECORDS.

         The minute books of the Company contain accurate summary records of all meetings and written consents to action of the Company's shareholders, the Company's Board of Directors and all committees, if any, appointed by the Board of Directors. The Company's stock ledger is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company. The books of account and other financial records, if any, of the Company accurately and completely reflect all material information purported to be shown therein in all material respects.



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         Section 2.06  FINANCIAL STATEMENTS.

         The Company has furnished to the Purchaser the balance sheets of the Company as of December 31, 1998 and the related statements of operations, shareholders' equity and cash flows for the 12-month period then ended (the "Financial Statements"). The Financial Statements (a) are complete and correct in all material respects, (b) are in accordance with the Company's books and records, (c) present fairly the Company's financial position for the periods and as of the dates indicated and (d) have been prepared on the basis described in the accountants' review report accompanying the Financial Statements.

         Section 2.07  CERTAIN EVENTS.

         Except as set forth on Schedule 2.07, the Company has not, since the date of the Financial Statements, (i) issued any stock, bond or other corporate security, (ii) borrowed any material amount or incurred or become subject to any material liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities incurred in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other security, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or cancelled any debt or claim, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any material loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (x) made any material change in the manner of business or operations of the Company, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

         Section 2.08  UNDISCLOSED LIABILITIES.

         The Company has no material liability (whether known, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due) except (i) as described in the Financial Statements or quantified in notes to the Financial Statements or (ii) liabilities which have arisen after the date of the Financial Statements in the ordinary course of business and consistent with past practice.

         Section 2.09 LITIGATION, COMPLIANCE WITH LAW. Except as set forth on
Schedule 2.09, there is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company or either of the Founders (as such term is hereinafter defined), at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending

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under collective bargaining agreements or otherwise, or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any governmental license or permit), and, to the best of the Company's knowledge, there is no basis for any of the foregoing. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as set forth on
Schedule 2.09, there is no action or suit by the Company pending or threatened against others.

         Section 2.10  TAXES.

         The Company has filed all tax returns, federal, state, county and local, required to be filed by it, except such tax returns that are under a current extension, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. The Company has established adequate reserves for all taxes accrued but not yet payable. The federal income tax returns of the Company have never been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company's federal, state, county or local taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, county or local-taxing authority, outstanding against the assets, properties or business of the Company.

         Section 2.11  TITLE TO ASSETS.

                  (a) Identified on Schedule 2.11 is each parcel of real property owned by the Company (the "Owned Property"). Set forth on Schedule 2.11 is a list of all leases, subleases and other occupancy agreements for real property (the "Leased Property"), including all amendments and extensions, to which the Company is a party as tenant or lessee. The Owned Property and the Leased Property (together, the "Real Estate") constitutes all of the real property owned, leased, occupied or otherwise utilized by the Company in connection with the Company's business. Other than the Company, there are no parties in possession or parties having any current or future right to occupy any of the Owned Property or to occupy any of the Leased Property during the term of any lease for such Leased Property. To the knowledge of the Company, the Company has not violated any permit, license, approval, covenant, condition, restriction, easement, agreement or other affecting any portion of the Real Estate, which violation would have a material adverse impact on the use by the Company of the relevant Real Estate. There is no pending or, to the knowledge of the Company, any threatened condemnation proceeding, or material lawsuit or administrative action affecting the ability of the Company to occupy and use the Real Estate. All of the Real Estate is in operating condition and repair reasonably adequate for the use for which it is intended, and, to the knowledge of the Company, conforms in all material respects with all applicable contractual requirements, and all zoning, fire, building, environmental and administrative regulations to the extent relevant for such use. All improvements located on the Real Estate have direct access to a public road adjoining such Real Estate. To the knowledge of the Company, no such improvements or accessways encroach

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on land not included in the Real Estate and no such improvement is dependent for its access, operation or utility on any land, building or other improvement not included in the Real Estate. The Company has good and marketable title to the Owned Property, free and clear of all liens and mortgages. There are no outstanding options or rights of first refusal to purchase the Owned Property or any portion thereof or any interest therein. With respect to the Leased
Property: (i) the Company has a good and valid leasehold interest in and to all of the Leased Property; (ii) each lease with respect to the Leased Property is in full force and effect and is enforceable in accordance with its terms; and
(iii) there exists no material default by the Company, or any condition which, with the giving of notice, the passage of time, or both, could become a material default by the Company under any such lease.

                  (b) The Company has good and marketable title to, or a valid leasehold interest in, or valid rights under contract to use, all assets used in the Company's business. The Company's tangible assets are in good operating condition, ordinary wear and tear excepted.

         Section 2.12  ENVIRONMENTAL LAW.

         To the knowledge of the Company, the Company is operating in compliance with Environmental Law (as hereinafter defined), except for such non-compliance which would not have a material adverse effect on the financial condition of the Company. To the knowledge of the Company, none of the following exists at any property or facility on the Real Estate in material violation of Environmental
Law: (i) underground storage tanks, (ii) asbestos-containing material in any damaged form or condition, (iii) landfills, surface impoundments, or disposal areas, or (iv) materials or equipment containing polychlorinated biphenyl. To the knowledge of the Company, the Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, including any hazardous substance, or owned or operated any property or facility in a manner that has given or would give rise to material liabilities, including liabilities for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to any violation of Environmental Law. For purposes of this Agreement, the term "Environmental Law" shall mean all federal, state, local or foreign laws, statutes, regulations, ordinances and similar provisions having the force or effect of law relating to pollution, protection of the environment, waste generation, handling, treatment, storage, distribution, processing, testing, labeling, release or threatened release, disposal or transportation, and exposure to hazardous or toxic substances or wastes, public health and safety and worker health and safety.

         Section 2.13  INTELLECTUAL PROPERTY.

                  (a) The Company owns or has rights to use all material patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, software, information, proprietary rights and processes necessary for its business as now conducted (collectively, the "Intellectual Property Rights").

                  (b) No action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of the Company, threatened which challenges the legality, validity, enforceability or use of the Intellectual Property Rights.

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                  (c)   The Company has no knowledge of any infringement by any
other party of any of the Intellectual Property Rights except for such matters as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, assets, or results of operations of the Company.

                  (d) To the knowledge of the Company, the Company has not and does not violate or infringe any intellectual property right of any other person or entity, and the Company has not received any communication alleging that it violates or infringes the intellectual property right of any other person or entity, except any such violation or infringements as would not, individually or in the aggregate, have material adverse effect on the condition (financial or otherwise), business, assets, or results of operations of the Company.

                  (e) Except as described on Schedule 2.13, the Company has not been sued for infringing any intellectual property right of another entity or person, and the Company has not received any cease and desist order in relation to any such infringement.

                  (f) None of the processes, techniques and formulae, research and development results and other know-how relating to the business of the Company, the value of which to the Company is contingent upon maintenance of the confidentiality thereof, has been disclosed by the Company or, to he knowledge of the Company, any affiliate of the Company to any person or entity other than those persons or entities who are bound by obligations of confidentially or by operation of law.

         Section 2.14 PROPRIETARY INFORMATION OF THIRD PARTIES. To the knowledge of the Company, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of his or her employment, non-competition or nondisclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the knowledge of the Company, no person employed by or retained as a consultant by the Company has utilized or proposes to utilize any trade secret or any information or documentation proprietary to any third party, and to the knowledge of the Company,, no person employed by or retained as a consultant by the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale by the Company of any product or proposed product or the development or sale by the Company of any service or proposed service of the Company.

         Section 2.15  EMPLOYEES.

         To the knowledge of the Company, no executive, key employee, or significant group of employees plans to terminate employment with the Company within the next 12 months. The Company is not a party to or bound by any collective bargaining agreement, nor has the Company experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining disputes within the last five years. The Company has not committed any

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material unfair labor practice. The Company has no knowledge of any organizational effort being made or threatened by or on behalf of any labor union with respect to employees of the Company. The Company has not implemented any plant closing or mass layoff of employees as those terms are defined in the Worker Adjustment Retraining and Notification Act of 1988, as amended ("WARN") or any similar state or local law or regulation, and the Company does not have any present plans to implement any layoffs that could implicate WARN or such other laws or regulations.

         Section 2.16  EMPLOYEE PLANS.

                  (a) Schedule 2.16 lists (i) each "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not subject to the provisions of ERISA, and (ii) each other employment, consulting, collective bargaining, stock option, stock bonus, stock purchase, phantom stock, incentive, bonus, deferred compensation, retirement, severance, vacation, medical or dental contract, policy or arrangement which is not an employee benefit plan as defined in
Section 3(3) of ERISA (each such plan, contract, policy and arrangement being herein referred to as an "Employee Plan") which currently is sponsored, maintained or contributed to by (or required to be contributed to by) the Company for the benefit of any current or former employee, director or other personnel.)

                  (b) With respect to each Employee Plan which is an "employee benefit plan" within the meaning of Section 3(3) of ERISA or which is a "plan" within the meaning of Section 4975(e) of the Internal Revenue Code of 1986, as amended (the "Code"), there has occurred no transaction which is prohibited by
Section 406 of ERISA or which constitutes a "prohibited transaction" under
Section 4975(c) of the Code and with respect to which a prohibited transaction exception has not been granted and is not currently in effect.

         Section 2.17  MATERIAL AGREEMENTS.

         Set forth on Schedule 2.17 is a list of all agreements, transactions, obligations, commitments, arrangements and liabilities to which the Company is a party and which have not been fully performed by the Company or terminated and:

                  (a) is a lease or a contract for hire or rent, hire purchase or purchase by way of credit sale or periodical payments whereby the Company is required to pay amounts exceeding $250,000 in the aggregate in any calendar year;

                  (b)   requires payment of any commission or royalty; or

                  (c) is one of the following types of contracts or agreements:

                                    (i)     contracts or commitments for capital
                           expenditures or acquisitions in excess $250,000 per project;

                                    (ii)    distribution, dealer or sales agency
                           agreements;

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                                    (iii)   guarantees of third party
                           obligations;

                                    (iv) agreements (including non-compete
                           agreements) which restrict the kinds of businesses in which the Company may engage or the geographical areas in which the Company may conduct its business;

                                    (v)     indentures, mortgages, loan
                           agreements or other agreements relating to indebtedness for borrowed money, the granting of liens or the establishment or maintenance of lines of credit;

                                    (vi) material licenses, agreements,
                           assignments or contracts (whether as licensor or licensee, assignor or assignee) relating to any Intellectual Property;

                                    (vii)   joint venture agreements,
                           partnership agreements or similar agreements with any party;

                                    (viii)  employment, consulting or management
                           agreements requiring the payment of annual compensation in excess of $150,000;

                                    (ix)    agreements or other arrangements
                           with any director, officer, employee or shareholder of the Company;

                                    (x)     any other agreement or contract
                           which involves consideration in excess of $100,000;
                           and

                                    (xi) agreements or commitments for the
                           purchase of raw materials which have terms of greater than 6 months.

         Section 2.18 GOVERNMENT APPROVALS. Subject to the accuracy of the representations and warranties of the Purchaser set forth in Article III, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the issuance, sale and delivery of the Preferred Shares or, upon conversion thereof, the issuance and delivery of the Conversion Shares, other than the filing of any notice that may be required pursuant to federal and state securities laws in connection with the sale of the Preferred Shares.

         Section 2.19  OFFERING OF THE PREFERRED SHARES.

         Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Preferred Shares or any security of the Company similar to the Preferred Shares has offered the Preferred Shares or any such similar security for sale to, or solicited any offer to buy the Preferred Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will

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take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with Preferred Shares under the Securities Act of 1933, as amended (the "Securities Act") or the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder), in either case so as to subject the offering, issuance or sale of the Preferred Shares to the registration provisions of the Securities Act.

         Section 2.20 BROKERS. The Company has no contract, arrangement or understanding with any broker, finder or similar agent pursuant to which the Company or the Purchaser shall be obligated to make any payment to any such broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Company as follows

         Section 3.01  INVESTMENT REPRESENTATIONS

                  (a) the Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act;

                  (b) the Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and is able financially to bear the risks thereof;

                  (c) the Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Founders;

                  (d) the Preferred Shares being purchased by the Purchaser are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

                  (e) the Purchaser understands that (i) the Preferred Shares and the Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Preferred Shares and, upon conversion thereof, the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Preferred Shares and the Conversion Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect;

                  (f) the Purchaser has no present need for liquidity in connection with its purchase of the Preferred Shares; and

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                  (g)    the purchase of the Preferred Shares is consistent with
the general investment objectives of the Purchaser, and that the Purchaser understands that the purchase of the Preferred Shares involves a high degree of risk, and there may never be an established market for the Company's capital stock.

         Section 3.02 ORGANIZATION AND AUTHORITY. The Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Purchaser has the power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby.

         Section 3.03      AUTHORIZATION OF AGREEMENTS; VALIDITY.

                  (a) The execution and delivery by the Purchaser of this Agreement, the Voting Agreement, and the Consulting Agreement and the performance by the Purchaser of its obligations hereunder and thereunder have been duly authorized by all requisite action and will not violate any provision of any law applicable to the Purchaser, any order of any court or other agency of government applicable to the Purchaser, the Certificate of Organization or the Operating Agreement of the Purchaser or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material indenture, agreement or other instrument by which the Purchaser is bound.

                  (b) This Agreement has been duly executed and delivered by the Purchaser and each of this Agreement, the Voting Agreement (when executed and delivered as hereinafter contemplated), and the Consulting Agreement (when executed and delivered as hereinafter contemplated), constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, or may be subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought.

         Section 3.04 BROKERS. The Purchaser has no contract, arrangement or understanding with any broker, finder or similar agent pursuant to which the Company or the Purchaser shall be obligated to make any payment to any such broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

                                   ARTICLE IV

                          CONDITIONS TO THE OBLIGATIONS
                                OF THE PURCHASER

         The obligation of the Purchaser to purchase and pay for the Preferred Shares being purchased by the Purchaser is, at the Purchaser's option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

         Section 4.01 REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties contained in Article II shall be true, complete and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President and Treasurer of the Company shall have certified to such effect to the Purchaser in writing on behalf of the Company.

         Section 4.02 PERFORMANCE. The Company shall have performed and complied in all material respects with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the President and Treasurer of the Company shall have certified to the Purchaser in writing to such effect on behalf of the Company.

         Section 4.03 PREEMPTIVE RIGHTS. Any preemptive, first refusal or other rights with respect to the issuance of the Preferred Shares or the Conversion Shares shall have been irrevocably waived.

         Section 4.04      BANK CONSENTS.

         First Western Bank, National Association shall have consented to the transactions contemplated by this Agreement and shall have entered into all such amendments to loan agreements and other agreements as the Purchaser shall reasonably request.

         Section 4.05      CONVERSION OF SHAREHOLDER LOANS.

         The entire principal amount of all outstanding loans made by any shareholder to the Company, and accrued and unpaid interest thereon, shall have been converted into equity in the Company, and there shall be no amounts owed by the Company to any shareholder.

         Section 4.06      VOTING AGREEMENT; BOARD OF DIRECTORS.

         The Company and each shareholder of the Company shall have executed and delivered to the Purchaser a Voting Agreement in the form attached hereto as EXHIBIT B (the "Voting Agreement"). As of the Closing Date, the number of directors constituting the Company's Board of Directors (the "Board") shall have been set at 5 and the following persons shall have been elected to the Board in accordance with the Voting Agreement: Charles L. Long, Jr., Joseph Giordano, Jr., _____________________, Arthur P. Poor, Jr. and Frederick W. Wakelin, Jr.

         Section 4.07      CONSULTING AGREEMENT.

         The Company shall have executed and delivered to the Purchaser a Consulting Agreement in the form attached hereto as EXHIBIT C (the "Consulting Agreement").

         Section 4.08 ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and its counsel.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

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


         The Company covenants and agrees with the Purchaser that so long as the Purchaser owns any of the Preferred Shares or Conversion Shares:

         Section 5.01 FINANCIAL STATEMENTS, REPORTS, ETC. The Company shall furnish to the Purchaser, within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and reviewed by a firm of independent public accountants reasonably acceptable to the Purchaser.

                  (b) As soon as available, but in any event not later than 45 days after the end of each of the first three fiscal quarters, the Company shall furnish to the Purchaser the unaudited balance sheet of the Company as at the end of each such period and the related unaudited consolidated statement of operations, shareholders' equity and changes in cash flows of the Company for such quarterly period and for the elapsed period in such fiscal year, and in reasonable detail and stating in comparative form the figures as at the end of and for the comparable periods of the preceding fiscal year and to the current year's budget.

                  (c) As soon as available, but in any event not later than 15 days after the end of each month, the Company shall furnish to the Purchaser the unaudited consolidated statement of operations and changes in cash flows of the Company for such month.

                  (d) As soon as available, but in any event not later than 45 days prior to the end of each fiscal year of the Company, the Company shall furnish to the Purchaser the financial plan of the Company for the next succeeding fiscal year, including but not limited to a cash flow projection, operating budget and balance sheet calculated monthly, as contained in its operating plan approved by the Board.

         Section 5.02 RESERVE FOR CONVERSION OF SHARES. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares.

         Section 5.03 INSPECTION, CONSULTATION AND ADVICE. The Company shall permit and cause each of its subsidiaries to permit the Purchaser and such persons as any the Purchaser may designate reasonable access at reasonable frequency during normal business hours, upon 48 hours' prior notice, to visit and inspect any of the properties of the Company and its subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its subsidiaries as to their affairs, finances and accounts; provided, however, that the Company may require, as a condition to the disclosure of any of the Company's confidential or proprietary information to the Purchaser or any representative or designee of a Purchaser, that the Purchaser and such representative or designee execute a non- disclosure agreement in form reasonably acceptable to the Company.

         Section 5.04 RESTRICTIVE AGREEMENTS PROHIBITED. Neither the Company nor any of its subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement or the Restated Certificate.

         Section 5.05 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Preferred Shares hereunder solely for working capital.

                                   ARTICLE VI

                                  MISCELLANEOUS

         Section 6.01 EXPENSES. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

         Section 6.02 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein or in any agreement, certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement shall, for a period of 18 months from the Closing Date, survive the execution and delivery of this Agreement, the issuance, sale and delivery of the Preferred Shares, and the issuance and delivery of the Conversion Shares.

         Section 6.03 BROKERAGE. The Company will indemnify and hold the Purchaser harmless against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by the Company with any third party. The Purchaser will indemnify and hold the Company harmless against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by the Purchaser with any third party.

         Section 6.04 PARTIES IN INTEREST. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

         Section 6.05 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be (i) delivered in person, or (ii) mailed by certified or registered mail, return receipt requested, or (iii) sent by a recognized overnight courier service, or (iv) sent by e-mail, facsimile or other means of electronic communication, for which evidence of delivery is automatically generated, addressed as follows:

                  (a)      if to the Company, at

                           R.D.#3, Box 7-A
                           Northgate Industrial Park
                           P.O. Box 5311
                           New Castle, Pennsylvania 16105
                           Attention:  President

                  with a copy to

                           Thorp, Reed & Armstrong LLP
                           One Riverfront Center
                           Pittsburgh, Pennsylvania 15222
                           Attention:  Priscilla S. Johnson, Esq.

                  (b)      if to the Purchaser, at

                           Sherwood LLC
                           [Address]
                           Attention: ____________________

                  with a copy to

                           Peabody & Arnold LLP
                           50 Rowes Wharf
                           Boston, Massachusetts 02110
                           Attention: William E. Kelly, Esq.

or, in any such case, at such other address as shall have been furnished in writing by the addressee to the others. Notices shall be effective (i) upon delivery, if delivered in person, (ii) 3 days after deposit in the U.S. mails, if mailed, (iii) on the day following deposit with the courier service, if sent by overnight courier, and (iv) upon transmission, if sent by e-mail, facsimile or other means of electronic communication.

         Section 6.06 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         Section 6.07 ENTIRE AGREEMENT. This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof.

         Section 6.08 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile transmission shall be deemed to be originals notwithstanding the failure subsequently to deliver hard copies thereof.

         Section 6.09 AMENDMENTS AND WAIVERS. This Agreement may be amended or modifed, and provisions hereof may be waived, only with the written consent of the Company and of Purchasers holding, in the aggregate, and least sixty percent (60%) of the Preferred Shares then issued and outstanding.

         Section 6.10 SEVERABILITY. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

         Section 6.11 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

         Section 6.12 NO WAIVER, CUMULATIVE REMEDIES. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the day and year first above written.

                                INTERNATIONAL PLASTICS AND EQUIPMENT CORP.



                                By: _________________________________
                                          President



                                 SHERWOOD LLC



                                 By: ________________________________
                                            Member

PABOS2:WEK:341145_3
4687-28294







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